AGENCY AGREEMENT

THIS AGREEMENT made as of the 1st day of April, 2006, by and between the ADVISORS' INNER CIRCLE FUND, a business trust existing under the laws of the Commonwealth of Massachusetts, having its principal place of business at One Freedom Valley Road, Oaks, Pennsylvania 19456 (the "Trust") on behalf of each separate series of the Trust (each a "Fund") and each separate series of certain Funds (each a "Portfolio"), and DST SYSTEMS, INC., a corporation existing under the laws of the State of Delaware, having its principal place of business at 333 West 11th Street, 5th Floor, Kansas City, Missouri 64105 ("DST"):

                                  WITNESSETH:

         WHEREAS, the Trust desires to appoint DST as Transfer Agent and Dividend Disbursing Agent, and DST desires to accept such appointment;

  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.       Documents to be Filed with Appointment.
         ---------------------------------------

         In connection with the appointment of DST as Transfer Agent and Dividend Disbursing Agent for the Trust, there will be filed with DST the following documents:

         A. A certified copy of the resolutions of the Board of Trustees of the Trust appointing DST as Transfer Agent and Dividend Disbursing Agent, approving the form of this Agreement, and designating certain persons to give written instructions and requests on behalf of the Trust;

         B. A certified copy of the Declaration of Trust and all amendments thereto;

         C.       A certified copy of the Bylaws of the Trust;

         D. Copies of Registration Statements and amendments thereto, filed with the Securities and Exchange Commission.

         E. Specimens of the signatures of the officers of the Trust authorized to sign written instructions and requests;

         F.       An opinion of counsel for the Trust with respect to:

                  (1) The Trust's organization and existence under the laws of its state of organization,

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                  (2)      The status of all units of beneficial interest of the
                           Trust ("Shares") covered by the appointment under the Securities Act of 1933, as amended, and any other applicable federal or state statute, and

                  (3) That all issued Shares are, and all unissued Shares will be, when issued, validly issued, fully paid and nonassessable.

2.       Certain Representations and Warranties of DST.
         ----------------------------------------------

         DST represents and warrants to the Trust that:

         A. It is a corporation duly organized and existing and in good standing under the laws of Delaware.

         B. It is duly qualified to carry on its business in the State of Missouri.

         C. It is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform the services contemplated in this Agreement.

         D. It is registered as a transfer agent to the extent required under the Securities Exchange Act of 1934 (the "1934 Act").

         E. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

         F. It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

         G. It is in compliance with Securities and Exchange Commission ("SEC") regulations and is not subject to restrictions under Rule 17Ad-3, as amended, adopted under the 1934 Act.

         H. Copies of DST's Rule 17Ad-13 reports will be provided to the Trust annually as and to the extent required under Rule 17Ad-13 under the 1934 Act.

         I. Its fidelity bonding and minimum capital meet the transfer agency requirements of the New York Stock Exchange.

3.       Certain Representations and Warranties of the Trust.
         ----------------------------------------------------

         The Trust represents and warrants to DST that:

         A. It is a business trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

         B. It is an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended.

         C. A registration statement under the Securities Act of 1933 has been filed and will be effective with respect to all Shares of the Trust being offered for sale.

         D. All requisite steps have been and will continue to be taken to register the Trust's Shares for sale in all applicable states and such registration will be effective at all times Shares are offered for sale in such state.

         E. The Trust is empowered under applicable laws and by its charter and Bylaws to enter into and perform this Agreement.

4.         Scope of Appointment.
           ---------------------

         A. Subject to the conditions set forth in this Agreement, the Trust hereby appoints DST as Transfer Agent and Dividend Disbursing Agent.

         B. DST hereby accepts such appointment and agrees that it will act as the Trust's Transfer Agent and Dividend Disbursing Agent. DST agrees that it will also act as agent in connection with each Fund's periodic withdrawal payment accounts and other open accounts or similar plans for shareholders, if any.

         C. The Trust agrees to use its reasonable efforts to deliver to DST in Kansas City, Missouri, as soon as they are available, all of its shareholder account records.

         D. DST, utilizing TA2000 , DST's computerized data processing system for securityholder accounting (the "TA2000 System"), will perform the following services as transfer and dividend disbursing agent for the Trust, and as agent of the Trust for shareholder accounts thereof, in a timely manner: (i) issuing (including countersigning), transferring and canceling share certificates; (ii) maintaining on the TA2000 System shareholder accounts; (iii) accepting and effectuating the registration and maintenance of accounts through Networking and the purchase, redemption, transfer and exchange of Shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by the National Securities Clearing Corporation ("NSCC") on behalf of NSCC's participants, including the Funds), in accordance with instructions transmitted to and received by DST by transmission from NSCC on behalf of broker-dealers and banks which have been established by, or in accordance with the instructions of, an Authorized Person, as hereinafter defined, on the Dealer File maintained by DST; (iv) issuing instructions to the Funds' banks for the settlement of transactions between the Funds and NSCC

                  (acting on behalf of its broker-dealer and bank participants); (v) providing account and transaction information from each affected Fund's records on TA2000 in accordance with NSCC's Networking and Fund/SERV rules for those broker-dealers; (vi) maintaining shareholder accounts on TA2000 through Networking; (vii) providing transaction journals; (viii) preparing shareholder meeting lists for use in connection with special meetings and certifying a copy of such list, the first such list to be at no additional charge, anyone thereafter to be charged for; (ix) mailing shareholder reports and prospectuses; (x) withholding, as required by federal law, taxes on shareholder accounts, preparing, filing and mailing U.S. Treasury Department Forms 1099, 1042, and 1042S and performing and paying backup withholding as required for all shareholders; (xi) disbursing income dividends and capital gains distributions to shareholders and recording reinvestment of dividends and distributions in Shares of a Fund; (xii) preparing and mailing confirmation forms to shareholders and dealers, as instructed, for all purchases and liquidations of Shares of a Fund and other confirmable transactions in shareholders' accounts and recording reinvestment of dividend and distributions in Shares of the Funds; (xiii) providing or making available on-line daily and monthly reports as provided by the TA2000 System and as requested by a Fund or its management company; (xiv) maintaining those records necessary to carry out DST's duties hereunder, including all information reasonably required by a Fund to account for all transactions in each Fund's Shares;
                  (xv) calculating the appropriate sales charge with respect to each purchase of Fund Shares as set forth in each Fund's prospectus as of January 1, 2005 and as amended thereafter provided (A) the TA2000 System as then constituted supports such amended charges and (B) only after thirty (30) days prior written notice of and instruction as to such change to the charges is given to DST and (C) subject to additional fees therefore in the change to the charges increases DST's cost to perform the obligations set forth in this subsection (xv), determining the portion of each sales charge payable to the dealer participating in a sale in accordance with schedules and instructions delivered to DST by the Trust's principal underwriter or distributor (hereinafter "principal underwriter") or an Authorized Person from time to time, disbursing dealer commissions collected to such dealers, determining the portion of each sales charge payable to such principal underwriter and disbursing such commissions to the principal underwriter; (xvi) receiving correspondence pertaining to any former, existing or new shareholder account, processing such correspondence for proper recordkeeping, and responding promptly to shareholder correspondence; mailing to dealers confirmations of wire order trades; mailing copies of shareholder statements to shareholders and registered representatives of dealers in accordance with the instructions of an Authorized Person;
                  (xvii) processing, generally on the date of receipt, purchases or redemptions or instructions to settle any mail or wire order purchases or redemptions received in proper order as set forth in the prospectus, rejecting promptly any requests not received in proper order (as defined by an Authorized Person or the Procedures as hereinafter defined), and causing exchanges of Shares to be executed in accordance with the instructions of Authorized Persons, the applicable prospectus and the general exchange privilege applicable; (xviii) providing to the person designated by an Authorized Person the daily Blue Sky reports generated by the Blue Sky module of TA2000 with respect to purchases of Shares of the Trust on TA2000; and (xix) providing to the Funds escheatment reports as requested by an Authorized Person with respect to the status of accounts and outstanding checks on TA2000. In addition, DST shall be responsible for assessing and collecting redemption fees as required pursuant to each applicable Fund's prospectus and for complying with relevant policies and procedures in connection with each applicable Fund's market timing policy.

         E. At the request of an Authorized Person, DST shall use reasonable efforts to provide the services set forth in
                  Section 4.D. in connection with transactions (i) on behalf of retirement plans and participants in retirement plans and transactions ordered by brokers as part of a "no transaction fee" program ("NTF"), the processing of which transactions require DST to use methods and procedures other than those usually employed by DST to perform shareholder servicing agent services, (ii) involving the provision of information to DST after the commencement of the nightly processing cycle of the TA2000 System or (iii) which require more manual intervention by DST, either in the entry of data or in the modification or amendment of reports generated by the TA2000 System than is usually required by non-retirement plan, non-NTF and pre-nightly transactions, (the "Exception Services").

         F. DST shall use reasonable efforts to provide, reasonably promptly under the circumstances, the same services with respect to any new, additional functions or features or any changes or improvements to existing functions or features as provided for in each Fund's instructions, prospectus or application as amended from time to time, for each Fund provided (i) DST is advised in advance by the Fund of any changes therein and (ii) the TA2000 System and the mode of operations utilized by DST as then constituted supports such additional functions and features. If any addition to, improvement of or change in the features and functions currently provided by the TA2000 System or the operations as requested by a Fund requires an enhancement or modification to the TA2000 System or to operations as presently conducted by DST, DST shall not be liable therefore until such modification or enhancement is installed on the TA2000 System or new mode of operation is instituted. If any new, additional function or feature or change or improvement to existing functions or features or new service or mode of operation measurably increases DST's cost of performing the services required hereunder at the current level of service, DST shall advise the Trust of the amount of such increase and if the Trust elects to utilize such function, feature or service, DST shall be entitled to increase its fees by the amount of the increase in costs. In no event shall DST be responsible for or liable to provide any additional function, feature, improvement or change in method of operation until it has consented thereto in writing.

                  The Trust shall be entitled to add new Funds or Portfolios or classes thereof to the TA2000 System upon at least thirty (30) days' prior written notice to DST provided that the requirements of the new series are generally consistent with services then being provided by DST under this Agreement. Rates or charges for additional series shall be as set forth in Exhibit A, as hereinafter defined, for the remainder of the contract term except as such series use functions, features or characteristics for which DST has imposed an additional charge as part of its standard pricing schedule. In the latter event, rates and charges shall be in accordance with DST's then-standard pricing schedule.

5.         Limit of Authority.
           -------------------

                  Unless otherwise expressly limited by the resolution of appointment or by subsequent action the Trust, the appointment of DST as Transfer Agent will be construed to cover the full amount of authorized Shares of the class or classes for which DST is appointed as the same will, from time to time, be constituted, and any subsequent increases in such authorized amount.

         In case of such increase, the Trust will file with DST:

         A. If the appointment of DST was theretofore expressly limited, a certified copy of a resolution of the Board of Trustees of the Trust increasing the authority of DST;

         B. A certified copy of the amendment to the Trust's Declaration of Trust authorizing the increase of Shares;

         C. A certified copy of the order or consent of each governmental or regulatory authority required by law to consent to the issuance of the increased Shares, and an opinion of counsel that the order or consent of no other governmental or regulatory authority is required;

         D.       Opinion of counsel for the Trust stating:

                  (1) The status of the additional Shares of the Trust under the Securities Act of 1933, as amended, and any other applicable federal or state statute; and


                  (2) That the additional Shares are, or when issued will be, validly issued, fully paid and nonassessable.

6.         Compensation and Expenses.
           --------------------------

         A. In consideration for its services hereunder as Transfer Agent and Dividend Disbursing Agent, the Trust will pay to DST from time to time a reasonable compensation for all services rendered as Agent, and also, all its reasonable billable expenses, charges, counsel fees, and other disbursements ("Compensation and Expenses") incurred in connection with the agency. Such compensation is set forth in a separate schedule to be agreed to by the Trust and DST, a copy of which is attached hereto as Exhibit A. If the Trust has not paid such Compensation and Expenses to DST within a reasonable time, DST may charge against any monies held under this Agreement, the amount of any Compensation and/or Expenses for which it shall be entitled to reimbursement under this Agreement.

         B. The Trust also agrees promptly to reimburse DST for all reasonable billable expenses or disbursements incurred by DST in connection with the performance of services under this Agreement including, but not limited to, expenses for postage, express delivery services, freight charges, envelopes, checks, drafts, forms (continuous or otherwise), specially requested reports and statements, telephone calls, telegraphs, stationery supplies, counsel fees, outside printing and mailing firms (including DST Output, LLC), magnetic tapes, reels or cartridges (if sent to the Trust or to a third party at the Trust's request) and magnetic tape handling charges, off-site record storage, media for storage of records (e.g., microfilm, microfiche, optical platters, computer tapes), computer equipment installed at the Trust's request at the Trust's or a third party's premises, telecommunications equipment, telephone/telecommunication lines between a Fund and its agents, on one hand, and DST on the other, proxy soliciting, processing and/or tabulating costs, second-site backup computer facility, transmission of statement data for remote printing or processing, National Securities Clearing Corporation ("NSCC") transaction fees and any other expenses incurred by DST on behalf of the Fund listed on Exhibit A or, if not listed, then incurred with the prior consent or at the request of the Fund to the extent any of the foregoing are paid by DST. Reimbursable expenses, including but not limited to those listed on Exhibit A, represent pass through charges where DST has limited, if any, ability to negotiate the expense from the provider, but may include reasonable allocations to reimburse expenses incurred by DST to lessen the amount of an expense to the Fund or to add value to third party services (the "Added Value Expenses"). Regarding any future Added Value Expenses DST shall (i) provide written notice to the Fund each time DST invoices a new category of Added Value Expenses, identifying the amount of and the justification (the additional expense incurred by DST to lower the overall expense or to add value to the service being invoiced) for the markup, and (ii) obtain the Fund's consent to such markup, which consent shall not be unreasonably delayed or withheld. The Trust agrees to pay postage expenses at least one day in advance if so requested. In addition, any other expenses incurred by DST at the request or with the consent of the Trust will be promptly reimbursed by the Trust.

         C. Amounts due hereunder shall be due and paid on or before the thirtieth (30th) business day after receipt of the statement therefore by the Trust (the "Due Date"). The Trust is aware that its failure to pay all amounts in a timely fashion so that they will be received by DST on or before the Due Date will give rise to costs to DST not contemplated by this Agreement, including but not limited to carrying, processing and accounting charges. Accordingly, subject to Section 6.D. hereof, in the event that any amounts due hereunder are not received by DST by the Due Date, the Trust shall pay a late charge equal to the lesser of the maximum amount permitted by applicable law or the product of one and one-half percent (1.5%) per month times the amount overdue times the number of months from the Due Date up to and including the day on which payment is received by DST. The parties hereby agree that such late charge represents a fair and reasonable computation of the costs incurred by reason of late payment or payment of amounts not properly due. Acceptance of such late charge shall in no event constitute a waiver of the Trust's or DST's default or prevent the non-defaulting party from exercising any other rights and remedies available to it.

         D. In the event that any charges are disputed, the Trust shall, on or before the Due Date, pay all undisputed amounts due hereunder and notify DST in writing of any disputed charges for billable expenses which it is disputing in good faith. Payment for such disputed charges shall be due on or before the close of the fifth (5th), business day after the day on which DST provides to the Trust documentation which an objective observer would agree reasonably supports the disputed charges (the "Revised Due Date"). Late charges shall not begin to accrue as to charges disputed in good faith until the first business day after the Revised Due Date.

         E. The fees and charges set forth on Exhibit A shall increase or may be increased as follows:

                  (1) On the first day of each new term, in accordance with the "Fee Increases" provision in Exhibit A;

                  (2) DST shall be entitled to reasonably increase the fees and charges as set forth on Exhibit A upon at least ninety (90) days prior written notice, if changes in existing laws, rules or regulations: (i) require substantial system modifications or (ii) materially increase cost of performance hereunder;

                  (3) Upon at least ninety (90) days' prior notice, DST may impose a reasonable charge for additional features of TA2000 used by the Funds which features are not consistent with the Funds' processing requirements as of the effective date of this Agreement; and

                  (4) In the event DST, at a Fund's request or direction, performs Exception Services, DST shall be entitled to impose a reasonable increase in the fees and charges for such Exception Services from those set forth on Exhibit A to the extent such Exception Services increase DST's cost of performance.

                  If DST notifies the Trust of an increase in fees or charges pursuant to subparagraph (2) of this Section 6.E., the parties shall confer, diligently and in good faith and agree upon a new fee that fully covers the Fund's aliquot portion of the cost of developing the new software to comply with regulatory charges and the increased cost of operation and the cost of increased operations incurred in connection with performing any new or enhanced functions required by or used in the business of the Trust.

         If DST notifies the Trust of an increase in fees or charges under subparagraphs (3) or (4) of this Section 6.E., the parties shall confer, diligently and in good faith, and agree upon a new fee to cover such new fund feature.

7.        Operation of DST System.
          ------------------------

         In connection with the performance of its services under this Agreement, DST is responsible for such items as:

         A. That entries in DST's records, and in the Trust's records on the TA2000 System created by DST, reflect the orders, instructions, and other information received by DST from the Trust, the Trust's distributor, any Fund's manager or the Trust's principal underwriter, each Fund's investment adviser, each Fund's sponsor, each Fund's custodian, or the Trust's administrator (each an "Authorized Person"), broker-dealers or shareholders;

         B. That shareholder lists, shareholder account verifications, confirmations and other shareholder account information to be produced from its records or data be available and accurately reflect the data in the Trust's records on the TA2000 System;

         C. The accurate and timely issuance of dividend and distribution checks in accordance with instructions received from the Trust and the data in the Trust's records on the TA2000 System;

         D. That redemption transactions and payments be effected timely, under normal circumstances on the day of receipt, and accurately in accordance with redemption instructions received by DST from Authorized Persons, broker-dealers or shareholders and the data in the Trust's records on the TA2000 System;

         E. The deposit daily in the Trust's appropriate special bank account of all checks and payments received by DST from NSCC, broker-dealers or shareholders for investment in Shares;

         F. Notwithstanding anything herein to the contrary, with respect to "as of" adjustments, DST will not automatically assume one hundred percent (100%) responsibility for losses resulting from "as ofs" due to clerical errors or misinterpretations of shareholder instructions, but DST shall in good faith discuss with the Trust DST's accepting liability for all or a portion of the cost of an "as of" on a case-by-case basis and shall, to the extent it is mutually agreed, DST shall accept financial responsibility for that portion of a particular situation resulting in a financial loss to a Fund where such loss is "material", as hereinafter defined, and, under the particular facts at issue or to the extent that such loss is a direct result of DST's material breach of its obligations under this Agreement. A loss is "material" for purposes of this Section 7.F. when it results in a pricing error on a given day which is (i) greater than a negligible amount per shareholder, (ii) equals or exceeds one ($.01) full cent per share times the number of Shares outstanding or (iii) equals or exceeds the product of one-half of one percent (1/2%) times an affected Fund's Net Asset Value per Share times the number of Shares outstanding (or, in case of (ii) or (iii), such other amounts as may be adopted by applicable accounting or regulatory authorities from time to time). When the parties have mutually agreed that DST shall be responsible to contribute to the settlement of a loss, DST's responsibility will commence with that portion of the loss over $0.01 per share calculated on the basis of the total value of all Shares owned by the affected portfolio (i.e., on the basis of the value of the Shares of the total portfolio, including all classes of that portfolio, not just those of the affected class);

         G. The requiring of proper forms of instructions, signatures and signature guarantees and any necessary documents supporting the opening of shareholder accounts, transfers, redemptions and other shareholder account transactions, all in conformance with DST's present procedures as set forth in its Legal Manual, Third Party Check Procedures, Checkwriting Draft Procedures, and Signature Guarantee Procedures (collectively the "Procedures") with such changes or deviations therefrom as may be from time to time required or approved by the Trust for a Fund, its investment adviser or principal underwriter, or its or DST's counsel and the rejection of orders or instructions not in good order in accordance with the applicable prospectus or the Procedures;

         H. The maintenance of customary records in connection with its agency, and particularly those records required to be maintained pursuant to subparagraph (2)(iv) of paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940, if any; and

         I. The maintenance of a current, duplicate set of each Fund's essential records at a secure separate location, in a form available and usable forthwith in the event of any breakdown or disaster disrupting its main operation.

8.       Indemnification.
         ----------------

         A. DST, including DST's employees, agents or affiliated companies to whom DST has subcontracted the performance of any of DST's obligations under this Agreement (each a "DST Agent") whether or not such DST Agent is known to the Fund, shall at all times use reasonable care, due diligence and act in good faith in performing its duties under this Agreement. No person or entity shall be a DST Agent unless DST shall control, or have the ability to control, such agent's performance of DST's obligations under this Agreement. DST shall be solely responsible for acts, errors or omissions resulting in material harm to a Fund committed by its DST Agents. DST shall provide its services as Transfer Agent in accordance with
                  Section 17A of the Securities Exchange Act of 1934, and the rules and regulations thereunder. In the absence of bad faith, willful misconduct, knowing violations of applicable law pertaining to the manner in which transfer agency services are to be performed by DST (excluding any violations arising directly or indirectly out of the actions or omissions to act of third parties unaffiliated with DST), reckless disregard of the performance of its duties, or negligence on its part, DST shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. For those activities or actions delineated in the Procedures, DST shall be presumed to have used reasonable care, due diligence and acted in good faith if it has acted in accordance with the Procedures, copies of which have been provided to the Trust and reviewed and approved by the Trust's counsel, as amended from time to time with approval of counsel, or for any deviation therefrom approved by the Trust or DST counsel.

         B. DST shall not be responsible for, and the Trust shall indemnify and hold DST harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability which may be asserted against DST or for which DST may be held to be liable (the "Adverse Consequences"), arising out of or attributable to:

                  (1) All actions or omissions to act of DST required to be taken or omitted by DST pursuant to this Agreement, provided that DST has acted in good faith and with due diligence and reasonable care and further provided DST has not materially breached any representation or warranties or material obligation under this Agreement in connection with such action or omission;

                  (2) The Trust's refusal or failure to comply with the terms of this Agreement, the Trust's negligence or willful misconduct, or the breach of any representation or warranty of the Trust hereunder;

                  (3) The good faith reliance on, or the carrying out of, any written or oral instructions or requests of persons designated by the Trust in writing (see Exhibit B) from time to time as authorized to give instructions on its behalf or representatives of an Authorized Person or DST's good faith reliance on, or use of, information, data, records and documents received from, or which have been prepared and/or maintained by the Trust, its investment advisor, its sponsor or its principal underwriter;

                  (4) Defaults by dealers or shareowners with respect to payment for share orders previously entered provided DST has not materially contributed to the occurrence of the default;

                  (5) The offer or sale of the Funds' Shares in violation of any requirement under federal securities laws or regulations or the securities laws or regulations of any state or in violation of any stop order or other determination or ruling by any federal agency or state with respect to the offer or sale of such Shares in such state (unless such violation results from DST's failure to comply with written instructions of the Trust or of any officer or other authorized person of the Trust that no offers or sales be permitted to remain in the Trust's securityholder records in or to residents of such state);

                  (6) The Trust's errors and mistakes in the use of the TA2000 System, the data center, computer and related equipment used to access the TA2000 System (the "DST Facilities"), and control procedures relating thereto in the verification of output and in the remote input of data;

                  (7) Errors, inaccuracies, and omissions in, or errors, inaccuracies or omissions of DST arising out of or resulting from such errors, inaccuracies and omissions in, a Fund's or the Trust's records, shareholder and other records, delivered to DST hereunder by or on behalf of the Trust or a Fund or delivered by the prior agent(s) of the Trust or a Fund;

                  (8) Actions or omissions to act by the Trust or agents designated by the Trust with respect to duties assumed thereby as provided for in Section 21 hereof;

                  (9) Solely if the Trust or a Fund elects to have DST perform Exception Services, DST's performance of Exception Services except where DST acted or omitted to act in bad faith, with reckless disregard of its obligations or with Gross Negligence, as hereinafter defined; and

                  (10) Any inaccuracies in dates in any Fund's shareholder information or history as converted, or any (i) difficulties or inability of DST or any third party to manipulate or process date data, or (ii) lack of functionality (including any errors resulting from the "windowing" (currently 1950 to 2049) of client's historical records or non-Year 2000 complaint data provided to DST by third parties) which, in case of
                           (i) or (ii) above, arises out of or results from the failure of a Fund's records to contain date data feeds in an eight digit, full century format, or any other such Year 2000 complaint format for data feeds specified from time to time by DST.

         C. Except where DST is entitled to indemnification under Section 8.B. hereof and with respect to "as ofs" to the extent set forth in Section 7.F., DST shall indemnify and hold the Trust harmless from and against any and all Adverse Consequences arising out of DST's failure to comply with the terms of this Agreement or arising out of or attributable to DST's lack of good faith, negligence or willful misconduct or breach of any representation or warranty of DST hereunder; provided, however, that for any reason other than DST's lack of good faith, willful misconduct or with Gross Negligence, as hereinafter defined, DST's cumulative liability during any term of this Agreement with respect to, arising from or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the aggregate amounts paid hereunder by the Trust to DST as fees and charges solely on behalf of or with respect to the Services provided hereunder to the Fund or Funds seeking indemnification against Adverse Consequences, but not including reimbursable expenses, during the twelve (12) months (or the approximate equivalent of twelve months' fees in cases where less than twelve months having been elapsed before the act giving rise to DST's liability) immediately preceding the event giving rise to DST's liability. For purposes of this Agreement, the term "Gross Negligence" shall mean an act or omission by a Party which amounts to indifference to a present legal duty and utter forgetfulness of its legal obligations so far as the other Party is concerned. For purposes of determining whether a Party's act or omission is Grossly Negligent, the trier of fact will look solely to the behavior inherent in or giving rise to the act or omission itself without giving any consideration to the amount or degree of harm caused by the act or omission.

         D. IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL EITHER PARTY TO THIS AGREEMENT BE LIABLE TO ANYONE, INCLUDING, WITHOUT LIMITATION TO THE OTHER PARTY, FOR

                  CONSEQUENTIAL DAMAGES FOR ANY ACT OR FAILURE TO ACT UNDER ANY PROVISION OF THIS AGREEMENT EVEN IF ADVISED OF THE POSSIBILITY THEREOF. In this regard, each party acknowledges that where the other party is found liable to a third party in an action where the third party wins a judgment that includes an award of consequential damages against such other party, all damages paid by the other party to such third party is direct damages to the other party and not "consequential damages" as used in this Section.

         E. Promptly after receipt by an indemnified person of notice of the commencement of any action, such indemnified person will, if a claim in respect thereto is to be made against an indemnifying party hereunder, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not relieve an indemnifying party from any liability that it may have to any indemnified person for contribution or otherwise under the indemnity agreement contained herein except to the extent it is prejudiced as a proximate result of such failure to timely notify. In case any such action is brought against any indemnified person and such indemnified person seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, assume the defense thereof (in its own name or in the name and on behalf of any indemnified party or both with counsel reasonably satisfactory to such indemnified person); provided, however, if the defendants in any such action include both the indemnified person and an indemnifying party and the indemnified person shall have reasonably concluded that there may be a conflict between the positions of the indemnified person and an indemnifying party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified persons which are inconsistent with those available to an indemnifying party, the indemnified person or indemnified persons shall have the right to select one separate counsel (in addition to local counsel) to assume such legal defense and to otherwise participate in the defense of such action on behalf of such indemnified person or indemnified persons at such indemnified party's sole expense. Upon receipt of notice from an indemnifying party to such indemnified person of its election so to assume the defense of such action and approval by the indemnified person of counsel, which approval shall not be unreasonably withheld (and any disapproval shall be accompanied by a written statement of the reasons therefor), the indemnifying party will not be liable to such indemnified person hereunder for any legal or other expenses subsequently incurred by such indemnified person in connection with the defense thereof. An indemnifying party will not settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified persons are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified person from all liability arising out of such claim, action, suit or proceeding. An indemnified party will not, without the prior written consent of the indemnifying party settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder. If it does so, it waives its right to indemnification therefor.

9.       Certain Covenants of DST and the Trust.
         ---------------------------------------

         A. All requisite steps will be taken by the Trust from time to time when and as necessary to register the Trust's Shares for sale in all states in which the Trust's Shares shall at the time be offered for sale and require registration. If at any time the Trust will receive notice of any stop order or other proceeding in any such state affecting such registration or the sale of the Trust's Shares, or of any stop order or other proceeding under the federal securities laws affecting the sale of the Trust's Shares, the Trust will give prompt notice thereof to DST.

         B. DST hereby agrees to perform such transfer agency functions as are set forth in Section 4.D. above and establish and maintain facilities and procedures reasonably acceptable to the Trust for safekeeping of check forms, and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices, and to carry such insurance as it considers adequate and reasonably available.

         C. To the extent required by Section 31 of the Investment Company Act of 1940 as amended and Rules thereunder, DST agrees that all records maintained by DST relating to the services to be performed by DST under this Agreement are the property of the Trust and will be preserved and will be surrendered promptly to the Trust on request.

         D. DST agrees to furnish the Trust's annual reports of its financial condition, consisting of a balance sheet, earnings statement and any other financial information as reasonably requested by the Trust and a copy of the SAS 70 Report issued by its certified public accountants pursuant to Rule 17Ad-13 under the 1934 Act as filed with SEC. The annual financial statements will be certified by DST's certified public accountants and the posting of a current copy thereof on DST's website shall be deemed to be delivery to the Trust.

         E. DST represents and agrees that it will use its reasonable efforts to keep current on the trends of the investment company industry relating to shareholder services and will use its reasonable efforts to continue to modernize and improve.

         F. DST will permit the Trust and its authorized representatives (subject to execution of DST's standard confidentiality and non-use agreement) to make periodic inspections of its operations as such would involve the Trust at reasonable times during business hours. DST will permit duly authorized federal examiners to make periodic inspections of its operations as such would involve the Trust to obtain, inter alia, information and records relating to DST's performance of its Compliance + Program obligations and to inspect DST's operations for purposes of the Compliance + Program. Any costs imposed by such examiners in connection with such examination (other than fines or other penalties) shall be paid by the Trust.

         G.       DST shall use its reasonable efforts to provide in Kansas
                  City at the Trust's expense two (2) man weeks (the equivalent of 80 hours) of training for the Trust's personnel in connection with use and operation of the TA2000 System. All travel and reimbursable expenses incurred by the Trust's personnel in connection with and during training at DST's Facility shall be borne by the Trust. At the Trust's option and expense, DST also agrees to use its reasonable efforts to provide an additional two (2) man weeks of training at the Trust's facility for the Trust's personnel in connection with the conversion to the TA2000 System. Reasonable travel, per diem and reimbursable expenses incurred by DST personnel in connection with and during training at the Trust's facility or in connection with the conversion shall be borne by the Trust.

         H. The Trust shall obtain an executed Letter of Intent from each prospective new client of the Trust prior to DST's being requested to provide any conversion or setup services (including planning services) guaranteeing DST's recovery of the One Time Set-Up Fee in accordance with the terms set forth on Exhibit A even if such new prospect does not actually convert onto or does not commence operation on TA2000. In event of any request to DST by the Trust or its agents, such request constitutes the Trust's representation, warranty and covenant that the foregoing provision is in full force and effect and that DST will be paid the foregoing One Time Set-Up Fee if due under the terms of Exhibit A.

10.        Recapitalization or Readjustment.
           ---------------------------------

                  In case of any recapitalization, readjustment or other change in the capital structure of the Trust requiring acceptance of Trust Share certificates, DST will register Shares in book entry format in exchange for, or in transfer of, the outstanding shares or certificates in the old form, upon receiving:

         A.       Written instructions from an officer of the Trust;

         B. Certified copy of the amendment to the Declaration of Trust or other document effecting the change;

         C. Certified copy of the order or consent of each governmental or regulatory authority, required by law to the issuance of the Shares in the new form, and an opinion of counsel that the order or consent of no other government or regulatory authority is required;

         D.       Reserved;

         E.       Opinion of counsel for the Trust stating:

                  (1) The status of the newly issued book entry Shares of the Trust under the Securities Act of 1933, as amended and any other applicable federal or state statute; and

                  (2) That the newly issued book entry Shares are, and all unissued Shares will be,when issued, validly issued, fully paid and nonassessable.

11.      Death, Resignation or Removal of Signing Officer.
         -------------------------------------------------

         The Trust will file promptly with DST written notice of any change in the officers authorized to provide written instructions or requests, together with two signature cards bearing the specimen signature of each newly authorized officer.

12.      Future  Amendments  of  Charter  and  Bylaws.
         ---------------------------------------------

         The Trust will promptly file with DST copies of all material amendments to its Articles of Incorporation or Bylaws made after the date of this Agreement.

13.      Instructions, Opinion of Counsel and Signatures.
         ------------------------------------------------

         At any time DST may apply to any person authorized by the Trust to give instructions to DST, and may with the approval of a Trust officer consult with legal counsel for the Trust, or DST's own legal counsel and at the expense of the Trust, provided DST's counsel fees are reasonable, with respect to any matter arising in connection with the agency and it will not be liable for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. DST will be protected in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons and will not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust. It will also be protected in recognizing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Trust, and the proper countersignature of any former Transfer Agent or Registrar, or of a co-Transfer Agent or co-Registrar.

14.      Farce Majeure and Disaster Recovery Plans.
         ------------------------------------------

         A. DST shall not be responsible or liable for its failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software, provided such equipment has been reasonably maintained) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornados, acts of God or public enemy, revolutions, or insurrection; or any other cause, contingency, circumstance or delay not subject to DST's reasonable control which prevents or hinders DST's performance hereunder.

         B. DST currently maintains an agreement with a third party whereby DST is to be permitted to use on a "shared use" basis a "hot site" (the "Recovery Facility") maintained by such party in event of a disaster rendering the DST Facilities inoperable. DST has developed and is continually revising a business contingency plan (the "Business Contingency Plan") detailing which, how, when, and by whom data maintained by DST at the DST Facilities will be installed and operated at the Recovery Facility. Provided the Trust is paying its pro rata portion of the charge therefor, DST would, in event of a disaster rendering the DST Facilities inoperable, use reasonable efforts to convert the TA2000 System containing the designated the Trust data to the computers at the Recovery Facility in accordance with the then current Business Contingency Plan.

         C. DST also currently maintains, separate from the area in which the operations which provides the services to the Trust hereunder are located, a Crisis Management Center consisting of phones, computers and the other equipment necessary to operate a full service transfer agency business in the event one of its operations areas is rendered inoperable. The transfer of operations to other operating areas or to the Crisis Management Center is also covered in DST's Business Contingency Plan.

15.      Certification of Documents.
         ---------------------------

         The required copy of the Trust's Declaration of Trust and copies of all amendments thereto will be certified by the Secretary of the Commonwealth (or other appropriate official) of Massachusetts, and if such Declaration of Trust and amendments are required by law to be also filed with a county, city or other officer of official body, a certificate of such filing will appear on the certified copy submitted to DST. A copy of the order or consent of each governmental or regulatory authority required by law to the issuance of the Shares will be certified by the Secretary or Clerk of such governmental or regulatory authority, under proper seal of such authority. The copy of the Bylaws and copies of all amendments thereto, and copies of resolutions of the Board of Trustees of the Trust, will be certified by the Secretary or an Assistant Secretary of the Trust.

16.      Records.
         --------

         DST will maintain customary records in connection with its agency, and particularly will maintain those records required to be maintained pursuant to subparagraph (2) (iv) of paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940, if any.

17.      Disposition of Books, Records and Canceled Certificates.
         --------------------------------------------------------

         DST may send periodically to the Trust, or to where designated by the Secretary or an Assistant Secretary of the Trust, all books, documents, and all records no longer deemed needed for current purposes and Share certificates which have been canceled in transfer or in exchange, upon the understanding that such books, documents, records, and Share certificates, if any will be maintained by the Trust under and in accordance with the re requirements of Section 17Ad-7 adopted under the Securities Exchange Act of 1934, including by way of example and not limitation Section 17Ad-7(g) thereof. Such materials will not be destroyed by the Trust without the consent of DST (which consent will not be unreasonably withheld), but will be safely stored for possible future reference.

18.     Provisions Relating to DST as Transfer Agent.
        ---------------------------------------------

         A. DST will make original issues of Shares (and, provided the Trust and DST mutually agree to issuance of certificates, certificates) upon written request of an officer of the Trust and upon being furnished with a certified copy of a resolution of the Board of Directors authorizing such original issue, an opinion of counsel as outlined in subparagraphs 1.D. and G. of this Agreement, any documents required by Sections 5. or 10. of this Agreement, and necessary funds for the payment of any original issue tax as required in the next Section.

         B. Before making any original issue of Shares or certificates, in the event the Trust and DST agree upon the issuance of certificated Shares, the Trust will furnish DST with sufficient funds to pay all required taxes on the original issue of the Shares, if any. The Trust will furnish DST such evidence as may be required by DST to show the actual value of the Shares. If no taxes are payable DST will be furnished with an opinion of outside counsel to that effect.

         C. Shares will be transferred and, provided the Trust and DST mutually agree to issuance of certificates, new certificates issued in transfer, or Shares accepted for redemption and funds remitted therefor, or book entry transfer be effected, upon surrender of the old certificates in form or receipt by DST of instructions deemed by DST properly endorsed for transfer or redemption accompanied by such documents as DST may deem necessary to evidence the authority of the person making the transfer or redemption. DST reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement or signature on the certificate or any other document is valid and genuine, and for that purpose it may require a guaranty of signature in accordance with the Signature Guarantee Procedures. DST also reserves the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it will incur no liability for the refusal in good faith to make transfers or redemptions which, in its judgment, are improper or unauthorized. DST may, in effecting transfers or redemptions, rely upon the Procedures, Simplification Acts, Uniform Commercial Code or other statutes which protect it and the Trust in not requiring complete fiduciary documentation. In cases in which DST is not directed or otherwise required to maintain the consolidated records of shareholder's accounts, DST will not be liable for any loss which may arise by reason of not having such records.

         D. When mail is used for delivery of Share certificates, DST will forward Share certificates in "nonnegotiable" form by first class or registered mail and Share certificates in "negotiable" form by registered mail, all such mail deliveries to be covered while in transit to the addressee by insurance arranged for by DST.

         E. DST will issue and mail subscription warrants, certificates representing Share dividends, exchanges or split ups, or act as Conversion Agent upon receiving written instructions from any officer of the Trust and such other documents as DST deems necessary.

         F. Provided the Trust and DST mutually agree to issuance of certificates, DST will issue, transfer, and split up certificates and will issue certificates of Shares representing full Shares upon surrender of scrip certificates aggregating one full share or more when presented to DST for that purpose upon receiving written instructions from an officer of the Trust and such other documents as DST may deem necessary.

         G. Provided the Trust and DST mutually agree to issuance of certificates, DST may issue new certificates in place of certificates represented to have been lost, destroyed, stolen or otherwise wrongfully taken upon receiving instructions from the Trust and indemnity satisfactory to DST and the Trust, and may issue new certificates in exchange for, and upon surrender of, mutilated certificates. Such instructions from the Trust will be in such form as will be approved by the Board of Trustees of the Trust and will be in accordance with the provisions of law and the bylaws of the Trust governing such matter.

         H. DST will supply a shareholder's list to the Trust for one special meeting per year at no additional charge upon receiving a request from an officer of the Trust. It will also, at the expense of the Trust, supply lists at such other times as may be requested by an officer of the Trust.

         I. Upon receipt of written instructions of an officer of the Trust, DST will, at the expense of the Trust, address and mail notices to shareholders.

         J. In case of any request or demand for the inspection of the Share books of the Trust or any other books in the possession of DST, DST will endeavor to notify the Trust and to secure instructions as to permitting or refusing such inspection. DST reserves the right, however, to exhibit the Share books or other books to any person in case it is advised by its counsel that it may be held responsible for the failure to exhibit the Share books or other books to such person.

         K.       (1)      DST shall assist the Trust to fulfill the Trust's
                           responsibilities under certain provisions of USA
                           PATRIOT Act, Sarbanes-Oxley Act, Title V of Gramm
                           Leach Bliley Act, Securities Act of 1933, Securities and Exchange Act of 1934, and Investment Company Act of 1940, including, inter alia, Rule 38a-1, by complying with Compliance +TM, a compliance program that focuses on certain business processes that represent key activities of the transfer agent/service provider function (the "Compliance +
                           Program"), a copy of which has hitherto been made available to Trust. These business processes are anti-money laundering, certificate processing, correspondence processing, fingerprinting, lost shareholder processing, reconciliation and control, transaction processing, customer identification, transfer agent administration and safeguarding fund assets and securities. DST reserves the right to make changes thereto as experience suggests alternative and better ways to perform the affected function. DST shall provide you with written notice of any such changes.

                  (2) DST shall perform the procedures set forth in the Compliance + Program, as amended by DST from time to time, which pertain to DST's performance of those transfer agency services in accordance with the terms and conditions set forth in this Agreement, (ii) implement and maintain internal controls and procedures reasonably necessary to insure that our employees act in accordance with the Compliance + Program, and (iii) provide you with written notice of any material changes made to the Program as attached hereto.

                  (3) Notwithstanding the foregoing, DST's obligations shall be solely as are set forth in this Section and in the Compliance + Program, as amended, and any of obligations under the enumerated Acts and Regulations that DST has not agreed to perform on your behalf under the Compliance + Program or under this Agreement shall remain the sole obligation of the Trust.

19.      Provisions Relating to Dividend Disbursing and Paying Agency.
         -------------------------------------------------------------

         A. DST will, at the expense of the Trust, provide a special form of check containing the imprint of any device or other matter desired by the Trust. Said checks must, however, be of a form and size convenient for use by DST.

         B. If the Trust desires to include additional printed matter, financial statements, etc., with the dividend checks, the same will be furnished DST within a reasonable time prior to the date of mailing of the dividend checks, at the expense of the Trust.

         C. If the Trust desires its distributions mailed in any special form of envelopes, sufficient supply of the same will be furnished to DST but the size and form of said envelopes will be subject to the approval of DST. If stamped envelopes are used, they must be furnished by the Trust; or if postage stamps are to be affixed to the envelopes, the stamps or the cash necessary for such stamps must be furnished by the Trust.

         D. DST, acting as agent for the Trust, is hereby authorized (1) to establish in the name of, and to maintain on behalf of, the Trust, on the usual terms and conditions prevalent in the industry, including limits or caps based on fees paid over some period of time on the maximum liability of such Banks, as hereinafter defined, one or more deposit accounts at a nationally or regionally known banking institution (the "Bank") into which DST shall deposit the funds DST receives for payment of dividends, distributions, purchases of Trust Shares, redemptions of Trust Shares, commissions, corporate re-organizations (including recapitalizations or liquidations) or any other disbursements made by DST on behalf of the Trust provided for in this Agreement, (2) to draw checks upon such accounts, to issue orders or instructions to the Bank for the payment out of such accounts as necessary or appropriate to accomplish the purposes for which such funds were provided to DST, and (3) to establish, to implement and to transact Trust business through Automated Clearinghouse ("ACH"), Draft Processing, Wire Transfer and any other banking relationships, arrangements and agreements with such Bank as are necessary or appropriate to fulfill DST's obligations under this Agreement. DST, acting as agent for the Trust, is also hereby authorized to execute on behalf and in the name of the Trust, on the usual terms and conditions prevalent in the industry, including limits or caps based on fees paid over some period of time on the maximum liability of such Banks, agreements with banks for ACH, wire transfer, draft processing services, as well as any other services which are necessary or appropriate for DST to utilize to accomplish the purposes of this Agreement. In each of the foregoing situations the Trust shall be liable on such agreements with the Bank as if it itself had executed the agreement. DST shall not be liable for any Adverse Consequences arising out of or resulting from errors or omissions of the Bank provided, however, that DST shall have acted in good faith, with due diligence and without negligence.

         E. DST is authorized and directed to stop payment of checks theretofore issued hereunder, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or through no fault of theirs, are otherwise beyond their control, and cannot be produced by them for presentation and collection, and, to issue and deliver duplicate checks in replacement thereof.

20.      Assumption of Duties By the Trust or Agents Designated By the Trust.
         --------------------------------------------------------------------

         A. The Trust or its designated agents other than DST may assume certain duties and responsibilities of DST or those services of Transfer Agent and Dividend Disbursing Agent as those terms are referred to in Section 4.D. of this Agreement including but not limited to answering and responding to telephone inquiries from shareholders and brokers, accepting shareholder and broker instructions (either or both oral and written) and transmitting orders based on such instructions to DST, preparing and mailing confirmations, obtaining certified TIN numbers, classifying the status of shareholders and shareholder accounts under applicable tax law, establishing shareholder accounts on the TA2000 System and assigning social codes and Taxpayer Identification Number codes thereof, and disbursing monies of the Trust, said assumption to be embodied in writing to be signed by both parties.

         B. To the extent the Trust or its agent or affiliate assumes such duties and responsibilities, DST shall be relieved from all responsibility and liability therefor and is hereby indemnified and held harmless against any liability therefrom and in the same manner and degree as provided for in Section 8 hereof.

         C. Initially the Trust or its designees shall be responsible for answering and responding to phone calls from shareholders and broker-dealers.

21.      Termination of Agreement.
         -------------------------

         A.       This Agreement shall be in effect for an initial term of five
                  (5) years from the date set forth at the beginning of this Agreement. If neither party provides the other party with notice of termination at least six (6) months' prior to the end of the then current term, this Agreement shall automatically extend for the longer of additional, successive five (5) year terms or for the period set forth in any new mutually agreed to Fee Schedule as the period during which such Fee Schedule shall be effective, each such successive five year term or period set forth in any new Fee Schedule, as applicable, being a new "term" of this Agreement, upon the expiration of any term hereof unless terminated as hereinafter provided. Either part may terminate this Agreement in the following manner and under the following circumstances:

                  (i)      WITH RESPECT TO A TERMINATION FOR BREACH UNDER
                           SECTION 21.B. OF THIS AGREEMENT: upon such date as is specified in a written notice given by the terminating party in the event of a material breach of this Agreement by the other party, provided the terminating party (A) gives the breaching party such notice of termination within forty-five days after the terminating party becomes aware of the occurrence of such material breach and (B) has notified the other party of such material breach at least forty-five (45) days prior to the specified date of termination. The breaching party shall have forty-five (45) days after receipt of the notice of termination to cure the breach or, if the breach is not capable of remedy within forty-five (45) days, to commence actions, which if appropriately pursued would result in the curing of such breach and to thereafter appropriately pursue such actions. Where the material breach is not remedied or an appropriate remedy is not undertaken and pursued as previously set forth, DST will be due fees from the Trust at the regular rates as set forth in the then applicable Fee Schedule for an additional three (3) month period. At the end of such three (3) month period, or such other time as mutually agreed to in writing by the parties hereto, this Agreement shall terminate and the Trust's data shall be deconverted from TA2000 to the new recordkeeping and processing system chosen by the Trust. If the material breach is remedied or an appropriate remedy is not undertaken and pursued as previously set forth within such forty-five (45) day cure period, the Agreement shall continue for the remainder of the then current Term and any future Terms.

                  (ii) with respect to a full termination of this Agreement by either party as to all Funds and Portfolios of the Trust, as of the last day of the then current term:
                           This Agreement may be terminated as aforesaid by either party giving to the other party at least six
                           (6) months' written notice prior to the expiration of the then current Term, provided, however, that the effective date of any termination shall not occur during the period from December 15 through March 30 of any year to avoid adversely impacting year end. In event of a termination under this subsection, no termination fee shall be owed by the terminating party to the other party.

                  (iii) with respect to a partial termination of this Agreement by the Trust, that is a termination (A) with respect to all Funds and Portfolios of such Funds (each a CUSIP) maintained by one or more fund complexes/management companies, (B) where other fund complexes/management companies will remain active on TA2000 under the Trust and this Agreement shall remain in full force and effect for those other fund complexes/management companies who remain active on TA2000, (C) regardless of whether such termination is a result of the sale, merger, acquisition by another fund, transfer of accounts or account balances etc. of all such terminating Funds and Portfolios or their fund complexes/management companies: this Agreement may be terminated and deconversion occur upon six (6) months' notice to DST with respect to such terminating Funds or Portfolios, provided however, that the effective date of such partial termination and any deconversion shall not occur during the period from December 15 through March 30 of any year to avoid adversely impacting year end. In the event of a termination by a Deconverting Fund or Portfolio under this section, DST may charge, and the Trust shall pay or shall cause each affected fund complex/management company to pay, prior to or contemporaneously with the Deconversion and as liquidated damages and not as a penalty for such early termination, with respect to each fund complex/management company whose Fund(s) or Portfolio(s) are deconverting, the greater of (Y) the aggregate fees (exclusive of reimbursements of out-of-pocket expenses, paid under the Agreement during the twelve (12) full calendar months immediately preceding the month in which DST receives the notice of termination or (Z) $50,000 for each fund complex/management company whose Fund(s) or Portfolio(s) are deconverting from TA2000.

                  (iv) with respect to a full termination of this Agreement by the Trust, that is a termination (A) with respect to all Funds and Portfolios of such Funds (each a CUSIP) of the Trust whose records are maintained on TA2000, and (B) regardless of whether such termination is a result of the sale, merger, acquisition by another fund, transfer of accounts or account balances etc. of all such terminating Funds and Portfolios or their fund complexes/management companies: a termination under this subsection shall require six (6) months' notice to DST with respect to such termination and all deconversions, provided however, that the effective date of any such deconversion shall not occur during the period from December 15 through March 30 of any year to avoid adversely impacting year end. In the event of a termination by a Deconverting Fund or Portfolio under this section, DST may charge, and the Trust shall pay or shall cause each affected fund complex/management company to pay, prior to or contemporaneously with the Deconversion and as liquidated damages and not as a penalty for such early termination, with respect to each fund complex/management company whose Fund(s) or Portfolio(s) are deconverting, the greater of (Y) the aggregate fees (exclusive of reimbursements of out-of-pocket expenses) incurred by each fund complex/management company with respect a to all the Funds and Portfolios of the Funds of such fund complex/management company under the Agreement during the twelve (12) full calendar months immediately preceding the month in which DST receives the notice of termination or (Z) $50,000 for each fund complex/management company whose Fund(s) or Portfolio(s) are deconverting from TA2000.

                  (v) with respect to a partial termination of this Agreement by the Trust, that is a termination (A) with respect to some but not all Funds and Portfolios of such Funds (each a CUSIP) inside of a fund complex/management company, (B) where other Funds of such fund complex/management company will remain active on TA2000 under the Trust and this Agreement shall remain in full force and effect for those other fund complexes/management companies who remain active on TA2000, and (C) regardless of whether such termination is a result of the sale, merger, acquisition by another fund, transfer of accounts or account balances etc. of all such terminating Funds and Portfolios: this Agreement may be terminated and deconversion occur upon six (6) months' notice to DST with respect to such terminating Fund(s) or Portfolio(s), provided however, that the effective date of such termination and any deconversion shall not occur during the period from December 15 through March 30 of any year to avoid adversely impacting year end. In the event of a termination by a Deconverting Fund or Portfolio under this section, DST may charge, and the Trust shall pay or shall cause each affected fund complex/management company to pay, the Closed CUSIP Charge set forth on the Fee Schedule attached hereto as Exhibit A.

         B. Each party, in addition to any other rights and remedies, shall have the right to terminate this Agreement forthwith upon the occurrence at any time of any of the following events with respect to the other party:

                  (1) The bankruptcy of the other party or its assigns or the appointment of a receiver for the other party or its assigns; or

                  (2) Failure by the other party or its assigns to perform its duties in accordance with the Agreement, which failure materially adversely affects the business operations of the first party and which failure continues for thirty (30) days after receipt of written notice from the first party.

         C. In the event of the full termination of this Agreement, the Trust will promptly pay DST all amounts due to DST under this Agreement and DST will use its reasonable efforts, in accordance with acceptable industry standards, to transfer the records of the Trust to the designated successor transfer agent (or a place designated by the Trust in case of a liquidating termination) within a reasonable time period, to provide reasonable assistance to the Fund and its designated successor transfer agent, and to provide other information relating to its services provided hereunder (subject to the recompense of DST for such assistance at its standard rates and fees for personnel then in effect at that time); provided, however, as used herein "reasonable assistance" and "other information" shall not include assisting any new service or system provider to modify, alter, enhance, or improve its system or to improve, enhance, or alter its current system, or to provide any new, functionality or to require DST to disclose any DST Confidential Information, as hereinafter defined, or any information which is otherwise confidential to DST.

         D. If, prior to converting from the TA2000 System, a Fund or Portfolio thereof is unable to obtain a commitment from the new transfer agent that the new transfer agent will perform year end reporting (tax or otherwise) for the entire year and mail and file all reports, including by way of example and not limitation, reports or returns of Form 1099, 5498,m 945, 1042 and 1042S, annual account valuations for retirement accounts and year end statements for all accounts and any other reports required to be made by state governments or the federal government or regulatory agencies (the "Returns") (i) DST shall perform year end reporting as instructed by the Fund for the portion of the year DST served as transfer agent and (ii) DST shall be paid therefore a monthly per CUSIP fee (in addition to any applicable Closed CUSIP Fee) through the end of the last month during which the last Return or form is filed (at its standard rate and fees for personnel then in effect at that time). The Fund will cause the new transfer agent to timely advise DST of all changes to the shareholder records effecting such reporting by DST (including but not limited to all account maintenance and any "as of processing) until all DST reporting obligations cease; and DST shall have no further obligations to the Fund, and the Trust hereby indemnifies, or shall cause the Fund to indemnify, DST and holds, or shall cause the Fund to hold, DST harmless against any Adverse Consequences arising out of or resulting from the failure of the new transfer agent to timely and properly advise DST as required by this Agreement or which could have been avoided if the new transfer agent had timely and properly advised DST thereof or which occur after the Trust or the Fund ceases to pay DST to maintain the Fund data on the TA2000 System and DST purges the data of the Fund from the TA2000 System.

         E. In the event of a termination by a Fund or Portfolio which is liquidating and distributing the proceeds thereof to such shareholders and thereafter closing, such Fund or Portfolio shall provide DST at least three (3) months prior written notice of such liquidation, distribution and closing. In such event, DST may charge reasonable fees as set forth in the then existing Fee Schedule and reasonable fees for account maintenance and processing and for all expenses incurred on the terminated Liquidating Fund's, Portfolio's or Class' behalf, for the time period required to complete the liquidation and/or maintain the Liquidating Fund, Portfolio or Class on DST's TA2000 System for the provision of services, including services in connection with Internal Revenue Service reporting or other required regulatory reporting. All such fees shall be reviewable by the Trust for reasonableness and shall be paid monthly by the Trust until the liquidation is complete and the liquidating Fund or Portfolio is purged from the TA2000 System and DST's services are no longer being utilized.

22.      Confidentiality.
         ----------------

         A. DST agrees that, except as otherwise required by law, DST will keep confidential all records of and information in its possession relating to the Fund or its shareholders or shareholder accounts, including other information that relates to the business of the Trust, including but not limited to, Fund securities holdings, trading strategies or merger, sale or other reorganization plans and will not disclose the same to any person except at the request or with the consent of the Trust. For purposes of this provision, the Trust is a disclosing party with respect to information that is provided to DST in confidence and to which the Trust has taken reasonable steps to prevent unrestricted disclosure (a "Disclosing Party") and other information to which it, as a Disclosing Party, has made reasonable efforts to maintain its secrecy.

         B. The Trust agrees, except as otherwise required by law, to keep confidential all financial statements and other financial records received from DST, the terms and provisions of this Agreement, all accountant's reports relating to DST, and all manuals, systems and other technical information and data, not publicly disclosed, relating to DST's operations and programs furnished to it by DST pursuant to this Agreement and will not disclose the same to any person except at the request or with the consent of DST. For purposes of this provision, DST is a disclosing party with respect to information that is provided in confidence to the Trust and to which DST has taken reasonable steps to prevent unrestricted disclosure (a "Disclosing Party") and other information to which it, as a Disclosing Party, has made reasonable efforts to maintain its secrecy.

          C.      (1)      The Trust acknowledges that DST has proprietary
                           rights in and to the TA2000 System used to perform services hereunder including, but not limited to the maintenance of shareholder accounts and records, processing of related information and generation of output, including, without limitation any changes or modifications of the TA2000 System and any other DST programs, data bases, supporting documentation, or procedures (collectively "DST Confidential
                           Information") which the Fund's access to the TA2000
                           System or computer hardware or software may permit the Fund or its employees or agents to become aware of or to access and that the DST

                           Confidential Information constitutes confidential material and trade secrets of DST. The Fund agrees to maintain the confidentiality of the DST Confidential Information. For purposes of this provision, the Trust is a receiving party with regards to DST Confidential Information it accepts pursuant to the terms and conditions contained herein ("Receiving Party").

                  (2) DST acknowledges that the Trust owns all of the data supplied by or on behalf of the Trust to DST, including without limitation to Trust shareholder records and information. The Trust has proprietary rights to all such data, records and reports containing such data (collectively "Trust Confidential Information") and all records containing such data will be transferred in accordance with termination provisions of this Agreement. DST agrees to maintain the confidentiality of Trust Confidential Information. For purposes of this provision, DST is a receiving party with regards to Trust Confidential Information it accepts pursuant to the terms and conditions contained herein ("Receiving Party").

                  (3) Each party to this Agreement acknowledges that any unauthorized use, misuse, disclosure or taking of the other party's Confidential Information which is confidential as provided by law, or which is a trade secret or other information that relates to the business and products of the Disclosing Party with respect to which the Disclosing Party has taken reasonable steps to prevent unrestricted disclosure, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable state law. Each party to this Agreement will advise all of its employees and agents who have access to any of the other party's Confidential Information or, in the case of DST, to any computer equipment capable of accessing DST or DST hardware or software of the foregoing.

                  (4) Each party to this Agreement acknowledges that disclosure of a Disclosing Party's Confidential Information may give rise to an irreparable injury to such Disclosing Party inadequately compensable in damages. Accordingly, a Disclosing Party may seek (without the posting of any bond or other security) injunctive relief against the breach of the foregoing undertaking of confidentiality and nondisclosure, in addition to any other legal remedies which may be available, and each Party consents to the obtaining of such injunctive relief. All of the undertakings and obligations relating to confidentiality and nondisclosure, whether contained in this Section or elsewhere in this Agreement shall survive the termination or expiration of this Agreement for a period of ten (10) years.

                  (5) Confidential Information shall not include any information that:

                           Is now or hereafter becomes available to the public without a breach by the Receiving Party of the terms of this Agreement, but only to the extent the Confidential Information becomes available to the public; or

                           Was known to and documented in writing in the possession of the Receiving Party before its disclosure hereunder; or

                           Becomes available to the Receiving Party without restrictions on its use or further disclosure; or

                           Is independently developed by the Receiving Party after Receiving Party has provided clear and convincing evidence of such independent development; or

                           Is disclosed pursuant to judicial action, provided Recipient shall give at least 10 days written notice to Disclosing Party of the request for disclosure in a judicial action and no suitable protective order, or equivalent remedy is available. This information is no longer Confidential Information only to the extent disclosed by the judicial action and subject to the restrictions ordered by the court.

                           If the Receiving Party believes any of the above exceptions apply to the Confidential Information of the Disclosing Party, the Receiving Party shall provide the Disclosing Party with at least 20 days written notice of Receiving Party's intent to disclose the Confidential Information to a third party prior to such disclosure.

23.      Changes and Modifications.
         --------------------------

         A. During the term of this Agreement DST will use on behalf of the Fund without additional cost all modifications, enhancements, or changes which DST may make to the TA2000 System in the normal course of its business and which are applicable to functions and features offered by the Fund, unless substantially all DST clients are charged separately for such modifications, enhancements or changes, including, without limitation, substantial system revisions or modifications necessitated by changes in existing laws, rules or regulations. The Fund agrees to pay DST promptly for modifications and improvements that are charged for separately at the rate provided for in DST's standard pricing schedule which shall be identical for substantially all clients, if a standard pricing schedule shall exist. If there is no standard pricing schedule, the parties shall mutually agree upon the rates to be charged.

         B. DST shall have the right, at any time and from time to time, to alter and modify any systems, programs, procedures or facilities used or employed in performing its duties and obligations hereunder; provided that the Fund will be notified as promptly as possible prior to implementation of such alterations and modifications and that no such alteration or modification or deletion shall materially adversely change or affect the operations and procedures of the Fund in using or employing the TA2000 System or DST Facilities hereunder or the reports to be generated by such system and facilities hereunder, unless the Fund is given thirty (30) days prior notice to allow the Fund to change its procedures and DST provides the Fund with revised operating procedures and controls.

         C. All enhancements, improvements, changes, modifications or new features added to the TA2000 System however developed or paid for shall be, and shall remain, the confidential and exclusive property of, and proprietary to, DST.

24.       Subcontractors.
          ---------------

         Provided DST used reasonable care in their selection, nothing herein shall impose any duty upon DST in connection with or make DST liable for the actions or omissions to act of unaffiliated third parties such as, by way of example and not limitation, Airborne Services, NSCC, Trans Union, ChoicePoint, custodial banks, pricing services, the U.S. mails and telecommunication companies, provided, if DST selected such company, DST shall have exercised due care in selecting the same.

25.      Limitations on Liability.
         -------------------------

         A. If the Trust is comprised of more than one Fund (or if a Fund is comprised of more than one Portfolio), each Fund or Portfolio shall be regarded for all purposes hereunder as a separate party apart from each other Fund or Portfolio. Unless the context otherwise requires, with respect to every transaction covered by this Agreement, every reference herein to the Trust shall be deemed to relate solely to the particular Fund or Portfolio to which such transaction relates. Under no circumstances shall the rights, obligations or remedies with respect to a particular Fund or Portfolio constitute a right, obligation or remedy applicable to any other Fund or Portfolio. The use of this single document to memorialize the separate agreement of each Fund or Portfolio is understood to be for clerical convenience only and shall not constitute any basis for joining the Funds or Portfolios for any reason.

         B. Notice is hereby given that a copy of the Trust's Trust Agreement and all amendments thereto is on file with the Secretary of the Commonwealth of Massachusetts; that this Agreement has been executed on behalf of the Trust by the undersigned duly authorized representative of the Trust in his/her capacity as such and not individually; and that the obligations of this Agreement shall only be binding upon the assets and property of the Trust and shall not be binding upon any trustee, officer or shareholder of the Trust individually.

26.      Miscellaneous.
         --------------

         A. This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of Delaware, excluding that body of law applicable to choice of law.

         B. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

         C. The representations and warranties, and the indemnification extended hereunder, if any, are intended to and shall continue after and survive the expiration, termination or cancellation of this Agreement.

         D. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

         E. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         F. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         G. If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         H. This Agreement may not be assigned by the Trust or DST without the prior written consent of the other.

         I. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between the Trust and DST. It is understood and agreed that all services performed hereunder by DST shall be as an independent contractor and not as an employee of the Trust. This Agreement is between DST and the Trust and neither this Agreement nor the performance of services under it shall create any rights in any third parties. There are no third party beneficiaries hereto.

         J. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights or obligations of any other party hereunder.

         K. The failure of either party to insist upon the performance of any terms or conditions of this Agreement or to enforce any rights resulting from any breach of any of the terms or conditions of this Agreement, including the payment of damages, shall not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

         L. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or agreement or proposal with respect to the subject matter hereof, whether oral or written, and this Agreement may not be modified except by written instrument executed by both parties.

         M. All notices to be given hereunder shall be deemed properly given if delivered in person or if sent by U.S. mail, first class, postage prepaid, or if sent by facsimile and thereafter confirmed by mail as follows:

         If to DST:

                  DST Systems, Inc.
                  210 W 10th Street 7th Floor
                  Kansas City, Missouri 64105
                  Attn: Group Vice President-Full Service
                  Facsimile No.: 816-843-7502

         With a copy of non-operational notices to:

                  DST Systems, Inc.
                  333 West 11th Street, 5th Floor
                  Kansas City, Missouri 64105
                  Attn: Legal Department
                  Facsimile No.: 816-435-8630

If to the Trust:

                  SEI  Global  Funds  Services
                  One  Freedom  Valley  Road
                  Oaks,  PA  10456
                  Attn:
                  Facsimile No.:

                  or to such other address as shall have been specified in writing by the party to whom such notice is to be given.

         N. DST and the Trust (including all agents of the Trust) agree that, during any term of this Agreement and for twelve (12) months after its termination, neither party will solicit for employment or offer employment to any employees of the other.

         O. The representations and warranties contained herein shall survive the execution of this Agreement. The representations and warranties contained in this Section, Section 27.O. and the provisions of Section 8 hereof shall survive the termination of the Agreement and the performance of services hereunder until any statute of limitations applicable to the matter at issues shall have expired.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers, to be effective as of the day and year first above written.



                                                     DST SYSTEMS, INC.

                                                     By: /s/ illegible signature
                                                     Title:  Vice President




                                                     ADVISORS INNER CIRCLE FUND,


                                                     Name: /s/ James Ndiaye
                                                     Title:    Vice President



AIC FSA (Execution Version 04-10-07)

                                               EXHIBIT A TO THE AGENCY AGREEMENT
                                     BETWEEN DST AND ADVISORS' INNER CIRCLE FUND
                                                                     PAGE 1 OF 5


                               DST SYSTEMS, INC.
                       ADVISORS INNER CIRCLE FEE SCHEDULE
                    EFFECTIVE APRIL 1, 2006 - MARCH 31, 2009

* FEE SCHEDULE APPLIES TO EACH INDIVIDUAL ADVISORS INNER CIRCLE CLIENT ON A STAND ALONE BASIS

I. TRANSFER AGENCY

A.         MINIMUM FEE

CUSIPS in the range 1 - 10                           $23,936 per CUSIP per year
CUSIPS in the range > 10                             $17,952 per CUSIP per year
Institutional Money Market CUSIPS(1)                 $45,000 per CUSIP per year

(Note: Minimum applies unless charges included in Section B exceed the minimum.)

B.         ACCOUNT MAINTENANCE AND PROCESSING FEES

April 1, 2006 - March 31, 2007

         Non Level 3 Open Accounts                   $31.50 per account per year
         Level 3 Open Accounts                       $31.50 per account per year

April 1, 2007 - March 31, 2008

         Non Level 3 Open Accounts                   $31.50 per account per year
         Level 3 Open Accounts
                  0 - 25,000 Accounts                $27.00 per account per year
                  25,000 - 50,000 Accounts           $25.65 per account per year
                  50,000 and greater                 $24.37 per account per year

April 1, 2008 - March 31, 2009

         Non Level 3 Open Accounts                   $31.50 per account per year
         Level 3 Open Accounts
                  0 - 25,000 Accounts                $22.50 per account per year
                  25,000 - 50,000 Accounts           $21.38 per account per year
                  50,000 and greater                 $20.31 per account per year

         Closed Accounts                             $3.61 per account per year


-------------------------------------
(1)  Applies only to new Institutional Money Market CUSIPS as of 4/1/06.

                                                                    EXHIBIT A TO
                                                            THE AGENCY AGREEMENT
                                     BETWEEN DST AND ADVISORS' INNER CIRCLE FUND
                                                                     PAGE 2 OF 5

C. ONE TIME SET-UP FEES

         New Fund for Existing Management Company        $1,000 per CUSIP
         New Management Company with a Single Fund       $2,500 per mgt. company
         New Management Company with Multiple Funds      $5,000 per mgt. company

D. OTHER SERVICES

         Institutional Manual Transactions (2)           $8.24 per item
         Lost Shareholder Compliance                     $1.46 per lost S/H
                                                         account +
                                                         $1.83 per database
                                                         match

         12b-1 Processing                                $0.22 per open & closed
                                                         acct per cycle

         CDSC Sharelot Processing                        $2.41 per account per
                                                         year

         Disaster Recovery*                              $0.20

         Anti-Money Laundering Fees*
                  Foreign Accts                          $0.20 per open acct per
                                                         year
                  Non-Foreign Accts                      $0.15 per open acct per
                  (subject to a $100 monthly             year
                  management company minimum)

         Ad-Hoc Reporting:
                  Multi File Reports                     $504 per report
                  Single Reports                         $315 per report
         Escheatment Costs                               $153 per CUSIP per
                                                         filing +
                                                         $1.83 per item + OOP
                                                         Costs
         Short Term Trader Fees*
                  90 Days or Less                        $0.06 per account per
                                                         year
                  91 Days - 180 Days                     $0.12 per account per
                                                         year
                  181 Days - 270 Days                    $0.18 per account per
                                                         year
                  271 Days - 366 Days                    $0.24 per account per
                                                         year
                  367 Days - 2 Years                     $0.36 per account per
                                                         year

         Personal Performance Measurement Reporting      $0.12 per account per
         (subject to a $500 minimum per run)             run

         TA2000 Voice System                             Exhibit A.1
         NSCC                                            Exhibit A.2
         Financial Intermediary Interfaces               Exhibit A.3
         Fund Closing/Deconversion                       Exhibit B.1


----------------------------------
(2)  See Exhibit B.2

                                               EXHIBIT A TO THE AGENCY AGREEMENT
                                     BETWEEN DST AND ADVISORS' INNER CIRCLE FUND
                                                                     PAGE 3 OF 5

Conversion/Acquisition Costs - Out of Pocket expenses including, but not limited to travel and accommodations, programming, training, equipment installation, etc.

* Computer/Technical Support (2006 Rates)(3)
         Business Analyst/Tester:
                  Dedicated                                    $117,700 per year
                  On-Request                                    $104.40 per hour
         CCBOL Programmer:
                  Dedicated                                    $198,450 per year
                  On-Request                                    $157.60 per hour
         Workstation Programmer:
                  Dedicated                                    $227,450 per year
                  On-Request                                    $186.70 per hour
         WEB Developer:
                  Dedicated                                    $242,810 per year
                  On-Request                                    $200.80 per hour
         Full Service Support:
                  Senior Staff Support                           $75.00 per hour
                  Staff Support                                  $55.00 per hour
                  Clerical Support                               $45.00 per hour

NOTES TO THE ABOVE FEE SCHEDULE
1. OPEN AND CLOSED ACCOUNTS FEES
The month y fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed and shall cease to be charged in the month following the Purge Date, as hereinafter defined. The "Purge Date" for any year shall be any day after June 1st of that year, as selected by the Fund, provided that written notification is presented to DST at least forty-five (45) days prior to the Purge Date.

2. FEE INCREASES
The fees and charges set forth in this fee schedule are guaranteed through March 31, 2008 and then shall increase annually upon each anniversary of this Agreement over the fees and charges during the prior 12 months in an amount not less than the annual percentage of change in the Consumer Price Index (CPI-U) in the Kansas City, Missouri-Kansas Standard Metropolitan Statistical Area, All Items, Base 1982- 1984=100, as last reported by the U.S. Bureau of Labor Statistics. Items marked by an "*" are subject to change with 60 days notice. In the event that this Agreement was not signed as of the first day of the month, the fees and charges increase shall be effective as of the first day of the month immediately following the month during which the anniversary occurred.


-------------------------------------
(3) These rates, increase annually as of each January 1st as the salaries paid by DST to the affected category increases.

                                               EXHIBIT A TO THE AGENCY AGREEMENT
                                     BETWEEN DST AND ADVISORS' INNER CIRCLE FUND
                                                                     PAGE 4 OF 5

3.  LATE FEES
Any fees or reimbursable expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1.5% per month until payment is received.

4. Establishing a new Fund requires a minimum of 30 days advance notice.

5. Establishing a new management company requires a minimum of 60 days advance notice.

6. The One Time Set- Up fees will only be charged in the event that a new fund(s) and/or new management company does not go live, including seed money, during the month it was scheduled to go live. The One Time Set- Up fees for a new Management Company do not include the DST programming hours to set up the INVESTOR product nor do they include the DSTO programming charges.

7. If a new Fund goes live after the 16th of the month with funded assets, including seed money, the CUSIP and Open Account charges for that month will be charged at a 50% discount of the current rate.

8. TERMINATION FEES
To be assessed by DST and paid by the Trust in accordance with the provisions of
Section 21 of the Agreement

                                               EXHIBIT A TO THE AGENCY AGREEMENT
                                     BETWEEN DST AND ADVISORS' INNER CIRCLE FUND
                                                                     PAGE 5 OF 5

REIMBURSABLE EXPENSES
This schedule does not include reimbursable expenses that are incurred on the Fund's behalf. Examples of reimbursable expenses include, but are not limited to the items listed below.

REIMBURSABLE EXPENSES
         Forms
         Postage (to be paid in advance if so requested)
         Mailing Services
         Computer Hardware and Software - specific to Fund or installed at remote site at
         Fund's direction Telecommunications Equipment and Lines/Long Distance Charges
         Magnetic Tapes, Reels or Cartridges
         Magnetic Tape Handling Charges
         Microfiche/Microfilm Freight Charges
         Printing
         Bank Wire and ACH Charges
         Proxy Processing - per proxy mailed not including postage
                  Includes: Proxy Card
                           Printing
                           Outgoing Envelope
                           Return Envelope
                           Tabulation and Certification
         T.I.N. Certification (W8 & W9)
           (Postage associated with the return envelope is included)
         Off-site Record Storage
         Second Site Disaster Backup Fee (per account) Currently $.20, subject to change annually
         Travel, Per Diem and other Billables incurred by DST personnel traveling to, at and from the Fund at the request of the Fund.
         Base Compliance Program Expense - $175,0004


---------------------------------------
(4) Will not increase by more than 10% in years 2 and 3 provided there are no material changes in the regulatory environment DST and SEI will review annually the number of clients/management companies to determine whether or not there has been a material impact which would warrant a change in the Compliance Program expense.

                               TA2000 VOICE SYSTEM                   EXHIBIT A.1
                                  FEE SCHEDULE

PER  CALL  SERVICE  FEE
-----------------------

Utilization of DST's TA2000 Voice System is based on a service fee of $.24 per call. Each call has a maximum duration of seven (7) minutes. This charge is a flat rate regardless of the number or type of transactions that a shareholder processes during the call. A given call could result in inquiries and/or transactions being processed for various funds in the complex. Therefore, on a monthly basis, DST will report the number of inquiries and/or transactions processed by fund. A percentage of the total will be derived and reported for each fund. As a result of this process, DST will allocate the charges among the individual funds.

MULTIPLE CALL FLOWS
An additional fee of $525 per month will be charged for each additional call flow that requires different flows, functions, vocabulary, processing, rules or access method. An additional fee of $210 per month will be charged for each additional call flow that is identical in flows, functions, vocabulary, processing rules or access method.

MINIMUM  MONTHLY  CHARGE
DST's commitment to the reliability and continued enhancement of the TA2000 Voice System necessitates a minimum monthly charge for the service. The minimum monthly charge will only be assessed when it is greater than the monthly service fees. The minimum monthly charge will be implemented on a graduated basis based on the number of CUSIPS and shareholders in a fund complex and is the sum of the CUSIP and account charges. The schedule for this charge is as follows:

                  YEARS         CHARGE PER             CHARGE PER
                    OF        CUSIP AUTHORIZED         SHAREHOLDER
                 SERVICE        FOR SERVICE*            ACCOUNT**
                    1               $ 58                 $.003
                    2               $ 85                 $.004
                    3               $114                 $.005


         CUSIPS ADDED TO THE SERVICE will be subject to the same minimums being charged to the other CUSIPS in the complex at the time the CUSIPS are added.

         ** THE PER ACCOUNT CHARGE is based on the total number of shareholder accounts in authorized CUSIPS at the end of each month.

OUT OF POCKET COSTS
Each fund complex will require a unique WATS number for their shareholders to call. Each WATS number will require a specific number of trunks to service a given volume of shareholder calls. All installation and monthly usage charges associated with these will be billed through monthly out-of-pocket invoices.

                                                                     EXHIBIT A.2

                      NSCC FEES AND OUT-OF-POCKET EXPENSES

DST FEES

         DST charges $1,713 per CUSIP per year for the NSCC platform

NSCC PARTICIPANT FEES

         The NSCC charges $40 per month per NSCC Participant any for CPU access/shared line costs.

         A combined participant base fee of $200 per month is charged for the following services:

         FUND/SERV:
         ----------

         The NSCC charges an activity charge of $.175 per inputted transaction. Transactions include purchases, redemptions and exchanges.

         NETWORKING:
         -----------
         -   $.02 per account for funds paying dividends on a monthly basis
         -   $.01 per account for funds paying dividends other than monthly

         COMMISSION SETTLEMENT:
         ----------------------

         - $.30 per hundred records, per month, for one to 500,000 records; there is a $50 per month minimum processing charge
         - $.20 per hundred records, per month, for 500,001 to 1,000,000 records
         - $.10 per hundred records, per month, for 1,000,001 records and above

         MUTUAL FUND PROFILE SERVICE MONTHLY MEMBERSHIP FEE
         --------------------------------------------------

         - $325.00 per month

         SETTLING BANK FEES

         The fund may be charged fees by the Funds Settling Bank at which the net settlement account resides for monthly maintenance of this account. These are negotiated directly between the Fund and the Settling Bank.

                                                                     EXHIBIT A.3

FINANCIAL INTERMEDIARY/THIRD PARTY ADMINISTRATOR FEES

Base Fee (per intermediary per month)                             $114.33
Phone Calls (inbound/outbound)                                    $4.57 (1)

Transactions:

         Manual Same Day (T) Processing/Settlement
         Environments (not processed until money received)        $4.00/each (1)

         Manual or Automated Non-Same Day (T+x) Processing/
         Settlement Environments (systematic "as-of" T Nav,
         adjusted supersheets, expedited money movement)          $12.57/each

All Inbound Electronic Data Transmissions

         Data Transmissions/Interfaces:
         First 10 Intermediaries                             $58/intermediary/mo
         Next 15 Intermediaries                              $45/intermediary/mo
         Intermediaries over 25                              $35/intermediary/mo

Initial Set-up                          Standard Programming/Client Services Fee


Note: DST will assess charges to receivers of outbound electronic data transmissions comprised of an initial setup fee, and a monthly fee based on the number of management companies being accessed.


(1) If the Transfer Agency fee agreement has lower stated rates for phone calls and manual same day (T) transactions DST will honor those stated rates.

                                                                     EXHIBIT B.1

                    FUND CLOSING / DECONVERSION FEE SCHEDULE

--------------------------------------------------------------------------------

Fees effective as of fund closing or deconversion:

         Closed Accounts                               As stated in fee schedule

         Closed CUSIP Fee                        $172 per closed CUSIP per month
         Above charges are effective through May of the following year to compensate DST for tax reporting and statement production.

Programming

         As required at DST's then current standard rates.

Reimbursable Expenses

This schedule does not include reimbursable expenses that are incurred on the Fund's behalf. Examples of such reimbursable expenses include but are not limited to forms, postage, mailing services, telephone line/long distance charges, transmission of statement data for remote print/mail operations, remote client hardware, document storage, tax certification mailings, magnetic tapes, printing, microfiche, Fed wire bank charges, ACH bank charges, NSCC charges, as required or incurred, etc. Reimbursable expenses are billed separately from Account Maintenance and Programming fees on a monthly basis.

                                                                     EXHIBIT B.2

INSTITUTIONAL MANUAL TRANSACTIONS

The Institutional Manual transaction charge listed on page 1 of the fee schedule applies to new management companies added after April 1, 2006. The following management companies are grandfathered and not assessed this charge:


         Acadian
         Analytic
         Cambiar
         Edgewood
         Fiduciary Management Association
         First Manhattan
         Haverford
         HGK
         Investment Counselors of Maryland
         LSV
         McKee
         Rice Hall James
         Sterling
         Thompson, Siegel, and Walmsley
         Westwood